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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 21, 1998

                                  Advanta Corp.
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             (Exact name of registrant as specified in its charter)





           Delaware                      0-14120                23-1462070
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(State or other jurisdiction        (Commission File           (IRS Employer
 of incorporation)                        Number)           Identification No.)




Welsh and McKean Roads, P.O. Box 844, Spring House, PA                19477
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        (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code: (215) 657-4000


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Item 5. Other Events

On April 21, 1998 Advanta Corporation announced, consistent with earlier estimates, that it realized an after tax gain of $536.4 million in the first quarter from its transaction with Fleet Financial Group. The Company also announced that it closed the quarter with equity of $650.1 million after recognizing the effects of: (1) the gain from the Fleet transaction; (2) after tax charges totaling $132.7 million for restructuring and other similar items (as set forth in detail in the supplement); and (3) the Company's previously announced $850 million share repurchase. As previously estimated, as a result of the Fleet transaction and share repurchase, the Company had approximately $600 million available in unrestricted cash at the Parent. At March 31, 1998, the Company continues to have a strong cash position with approximately $400 million of unrestricted cash, cash equivalents and marketable securities at the Parent after using some of its cash to finance receivables on an interim basis. In addition, the Company had approximately $1.1 billion in cash, cash equivalents and marketable securities at its two banks. Management also reaffirmed that it is on track to earn $70 million in 1998 from its ongoing mortgage and business services units. This $70 million represents dilutive earnings per share of $2.64, for Class A and Class B shares combined, based on the share count at March 31, 1998 of approximately 26.5 million shares.

In this quarter, Advanta reported net income from Advanta Mortgage and Advanta Business Services of $6.3 million. Highlights relating to the first quarter operating results of these businesses and the Company's first quarter restructuring charge follow:

        - Managed receivables for the Company's ongoing businesses, Advanta Mortgage and Advanta Business Services, expanded by 11.6% in the first quarter to $7.38 billion from $6.61 billion at year-end 1997, an annualized growth rate of over 46%.

        - The Company's operating expense ratio was 3.36%, compared to 3.65% in the last quarter and 3.23% reported in the first quarter of last year.

        - Advanta Mortgage originated a record $1.14 billion in new loans during the first quarter, an increase of 58.6% over the year-ago level. Managed receivables expanded by $0.74 billion during this quarter to $6.05 billion.

        - As of March 31, 1998, Advanta Mortgage serviced $8.8 billion of loans for third parties on a fee basis compared to $5.6 billion at this time last year and $9.2 billion at the end of 1997.

        - Net managed charge-off and delinquency rates for Advanta Mortgage were 0.87% and 7.05%, respectively. Charge-offs decreased slightly from the 0.91% reported in the last quarter and the delinquency rate was below the 7.38% at the end of that period.

        - In accordance with Advanta's practice of regularly reviewing and, where appropriate, adjusting the gain receivable (IO Strip) assumptions for the Company's experience, the Company recognized a pretax charge against first quarter earnings of $9.8 million. Prepayment rate assumptions used in valuing the Company's IO Strip were revised to 24% for fixed rate loans, 29% for intermediate rate loans and 34% for ARMs.


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        -       Advanta Business Services' managed business loan and lease receivables of $1.29 billion at March 31, 1998 grew by 35.7% from $0.95 billion at the close of the first quarter of last year and 2.4% since the prior quarter.

        - Net managed charge-offs on business loans and leases were 4.54%. This represents an increase from 3.68% reported in the last quarter, while the over 30 day delinquency rate decreased to 6.15% from 6.46%.

        - Including the $536.4 million gain on the transaction with Fleet, the $132.7 million after-tax charges for restructuring and other similar items, and other income, which primarily consists of net income of the consumer card unit until the Fleet transaction, of $8.8 million, the Company reported consolidated net income of $418.8 million. This represents diluted earnings per share of $11.04, for Class A and Class B shares combined, on approximately 37.9 million weighted average shares outstanding. Last year, in the same period, the Company had reported a net loss of $19.8 million, or diluted loss per share of $0.51, on
                42.5 million weighted average shares outstanding.

Advanta is a highly focused financial services company with 2,300 employees, approximately $10.0 billion in managed assets and an additional $8.8 billion in assets serviced for third parties. Advanta provides consumers and small businesses with innovative products and services including mortgages, equipment leases, corporate credit cards, insurance and deposit products. The Company also provides a full range of loan purchasing, contract servicing and securitization services to the mortgage industry.

This Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) factors that affect consumer debt; (2) competitive pressures; (3) the level of delinquencies and charge-offs; (4) the rate of prepayments; (5) the level of expenses; (6) the timing of the securitizations of the Company's receivables; and (7) the ratings on the debt of the Company and its subsidiaries. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.


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Form 8-K                         Advanta Corp.
April 21, 1998



Item 7. Financial Statements and Exhibits.

(c)     Exhibits:

        The following exhibits are filed as part of this Report on Form 8-K.

        27     Financial Data Schedule.
        99     Selected Summary Financial Data.


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Form 8-K                         Advanta Corp.
April 21, 1998


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     Advanta Corp.


                                     By: /s/ ELIZABETH H. MAI
                                        ---------------------------------
                                        Elizabeth H. Mai, Senior Vice President,
                                        Secretary and General Counsel



April 21, 1998


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Form 8-K                         Advanta Corp.
April 21, 1998


                                Index to Exhibits


Exhibit Number Per
Item 60l of
Regulation S-K                   Description of Document
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    27                           Financial Data Schedule.

    99                           Selected Summary Financial Data